Exhibit 10.4

Altria Client Services

May 17, 2018

BY HAND

Mr. Martin J. Barrington
6601 West Broad Street
Richmond, Virginia 23230

Re: Termination of Aircraft Time Sharing Agreement

Dear Mr. Barrington:

In connection with your retirement, we confirm that the Time Sharing Agreement, dated November 19, 2015 (the “Agreement”), between you and Altria Client Services LLC will terminate effective at 12:01 a.m. on May 18, 2018. Invoices for any charges incurred through the date of termination will be forwarded in the ordinary course of business to the extent they exceed the Flight Allowance (as defined in the Agreement) and will be payable on the terms set forth in the Time Sharing Agreement.

Best regards,

Altria Client Services LLC

By:        /s/ SCOTT D. SCOFIELD
Name:    Scott D. Scofield
Title:    Vice President, Compensation,
Benefits & HR Services

AGREED TO AS OF THE DATE INDICATED:

/s/ MARTIN J. BARRINGTON
Martin J. Barrington
Date: May 17, 2018